EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Tekni-Plex, Inc. on Form S-4 of our report dated November 13, 1997, appearing in the Annual Report on Form 10-K (as amended) of PureTec Corporation for the year ended July 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Parsippany, New Jersey
April 17, 1998